Exhibit 10.2

Execution Version

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of September 29, 2022 by and between (i) Delta Corp Holdings Limited, a company incorporated in England and Wales (“Delta”), (ii) Coffee Holding Co., Inc., a Nevada corporation (“CHC”), (iii) Delta Corp Holdings Limited, a Cayman Islands exempted company (“Pubco”), and (iv) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Transaction Agreement (as defined below).

WHEREAS, on or about the date hereof, Delta, CHC, Pubco, CHC Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Pubco (“Merger Sub”), and each of the holders of outstanding capital stock of Delta named on Annex I thereto, entered into that certain Merger and Share Exchange Agreement (as may be amended, restated, supplemented and/or modified from time to time in accordance with the terms thereof, the “Transaction Agreement”), pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”), (a) Merger Sub shall merge with and into CHC, with CHC continuing as the surviving entity in the merger, as a result of which, (i) CHC shall become a wholly owned subsidiary of Pubco and (ii) each issued and outstanding security of CHC immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco (the “Merger”), and (b) Pubco shall acquire all of the issued and outstanding Delta Shares from the Sellers in exchange for ordinary shares of Pubco (the “Share Exchange” and, collectively with the Merger and the other transactions contemplated by the Transaction Agreement and the Ancillary Documents, the “Transactions”), all upon the terms and subject to the conditions set forth in the Transaction Agreement and in accordance with applicable law;

WHEREAS, as of the date hereof, Holder is a holder of CHC Common Stock, CHC Preferred Stock and/or CHC Stock Options in such amounts and classes or series as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the portion of the Merger Consideration and Substituted Options received by Holder in the Merger (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”), shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and in the Transaction Agreement, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on, (i) with respect to seventy five percent (75%) of the Restricted Securities, the earlier of (x) the six (6)-month anniversary of the date of the Closing and (y) the date after the Closing on which Pubco completes a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Pubco’s shareholders having the right to exchange their equity holdings in Pubco for cash, securities or other property (a “Subsequent Sale”); and (ii) with respect to the remaining twenty five percent (25%) of the Restricted Securities, the earliest of (x) the six (6)-month anniversary of the date of the Closing, (y) the date on which the closing price of Pubco Ordinary Shares on the Nasdaq (or other principal stock exchange or quotation service on which such shares then trade) equals or exceeds $6.875 per share (as equitably adjusted for stock splits, stock dividends, reorganizations and recapitalizations after the Closing) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing and (z) the date after the Closing on which Pubco completes a Subsequent Sale: (A) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (C) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (A), (B) or (C) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (A), (B) or (C), a “Prohibited Transfer”).

(b) The foregoing paragraph 1(a) shall not apply to: (i) the transfer of any or all of the Restricted Securities owned by Holder (1) by gift, will, or intestate succession upon the death of Holder, (2) to any Permitted Transferee (as defined below) or (3) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in the case of any of clauses (1), (2) or (3), it shall be a condition to such transfer that the transferee executes and delivers to Pubco an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement; (ii) transactions relating to shares of CHC Common Stock or other securities acquired in open market transactions after the completion of the Closing; (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the transfer of shares of CHC Common Stock, provided, that (a) such plan does not provide for the transfer of CHC Common Stock during the Lock-Up Period and (b) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or CHC regarding the establishment of such plan; or (iv) the exercise of any stock option issued pursuant to CHC’s existing stock option plan, including any exercise effected by the delivery of shares of CHC Common Stock held by the undersigned to CHC. As used in this Agreement, the term “Permitted Transferee” shall mean: (i) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean, with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and stepchildren and parents) of such person and his or her spouses and siblings); (ii) any trust for the direct or indirect benefit of Holder or the immediate family of Holder; (iii) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust; (iv) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder; and (v) any affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Pubco that are consistent with the foregoing or that are necessary to give further effect thereto.

(c) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(d) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF SEPTEMBER 29, 2022, BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED AND/OR MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, Holder shall retain all of its rights as a security holder of CHC during the Lock-Up Period, including the right to vote any Restricted Securities.

2. Miscellaneous.

(a) Termination of Transaction Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Transaction Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. Each of Pubco, CHC and Delta may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) or Affiliate without obtaining the consent or approval of Holder or any other party.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to CHC at or prior to the Closing, to:

Coffee Holding Co., Inc.
3475 Victory Boulevard
Staten Island, New York 10314
Attn: Andrew Gordon, President, CEO & CFO
Telephone No.: (718) 832-0800
E-mail: AGordon@Coffeeholding.com

with a copy (which will not constitute notice) to:

Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, New York 10020
Attn: Steven M. Skolnick, Esq.
Telephone No.: (973) 597-2476
E-mail: sskolnick@lowenstein.com

If to Pubco, Delta or (following the Closing) CHC, to:

Boundary Hall, Cricket Square
Grand Cayman
KY1-1102
Cayman Islands
Attn: Mudit Paliwal
Telephone No.: + 1 345 814 6677
E-mail: mudit.paliwal@wearedelta.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq. and Sarah E. Williams, Esq.
Telephone No.: (212) 370-1300
E-mail: bigrossman@egsllp.com and swilliams@egsllp.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Authorization on Behalf of Pubco. The parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions or other authorizations under this Agreement on behalf of Pubco after the Closing, including enforcing Pubco’s rights and remedies under this Agreement, or providing any waivers or amendments with respect to this Agreement or the provisions hereof, shall solely be made, taken and authorized by the vote or consent of a majority of the Disinterested Directors (as hereinafter defined). For purposes hereof, a “Disinterested Director” means an independent director disinterested in this Agreement or the Transaction Agreement (i.e., such independent director is not a CHC security holder, an Affiliate of a CHC security holder, or an officer, director, manager, employee, trustee or beneficiary of a CHC security holder, nor an immediate family member of any of the foregoing) then serving on Pubco’s board of directors. Without limiting the foregoing, in the event that Holder or Holder’s Affiliate serves as a director, officer, employee or other authorized agent of Pubco or any of its current or future Affiliates, Holder and/or Holder’s Affiliate shall have no authority, express or implied, to act or make any determination on behalf of Pubco or any of its current or future Affiliates in connection with this Agreement or any dispute or Action with respect hereto.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Specific Performance. The parties acknowledges that the obligations of each party, under this Agreement, are unique and recognizes and affirms that in the event of a breach of this Agreement by either party, money damages will be inadequate and the parties will not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms or were otherwise breached. Accordingly, each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(l) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Transaction Agreement or any Ancillary Document. Holder acknowledges that Holder has received and reviewed a copy of the Transaction Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Delta, Pubco or CHC or any of the obligations of Holder under any other agreement between Holder and Delta or any certificate or instrument executed by Holder in favor of Delta, Pubco or CHC, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Delta, Pubco or CHC, or any of the obligations of Holder under this Agreement.

(m) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(n) Counterparts; Electronic Delivery. This Agreement may also be executed and delivered by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow.}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Delta:

Delta Corp Holdings Limited

By:
	Name:	Mudit Paliwal
	Title:	Chief Executive Officer

Pubco:

Delta Corp Holdings Limited

By:
	Name:	Mudit Paliwal
	Title:	Director

{Signature Page to Lock-Up Agreement}

CHC:

COFFEE HOLDING CO., INC.

By:
Name:
Title:

{Signature Page to Lock-Up Agreement}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: [_________________________]

By:
Name:
Title:

Number and Type of Shares of CHC Common Stock:

CHC Common Stock:

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:	: